As filed with the Securities and Exchange Commission on February 9, 2007
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KongZhong Corporation
(Exact name of issuer as specified in its charter)

Cayman Islands	None
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044
(Address of principal executive offices)

KongZhong Corporation
2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered (1)	Offering Price per Share (2)	Aggregate Offering Price (2)	Registration Fee
Ordinary Shares, par value $0.0000005	40,000,000 ordinary shares
per share		US$0.185	US$7,415,000	US$793.41

(1)	Plus such indeterminate number of additional ordinary shares as may be offered and issued to prevent dilution resulting from share splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the ordinary shares represented by the American Depositary Shares as reported on the NASDAQ National Market System on February 8, 2007.

     PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
          All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information
          All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents previously filed by KongZhong Corporation (the “Registrant”) with the Commission are incorporated by reference herein and shall be deemed a part hereof:
          (a) The Annual Report of the Registrant on Form 20-F for the fiscal year ended December 31, 2005, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on June 16, 2006;
          (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2005; and
          (c) The description of the Shares contained in the Registrant’s registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.
          All documents filed by KongZhong pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
          Not applicable.
Item 5. Interests of Named Experts and Counsel
          Not applicable.
Item 6. Indemnification of Directors and Officers
          The Amended and Restated Articles of Association of the Registrant, adopted by the shareholders on September 6, 2005, provide that the Registrant shall indemnify its directors and officers against any liability incurred as a result of any act or failure to act in carrying out their respective functions as directors or officers, other than any liability incurred by a director or officer’s own neglect or default. The Registrant also maintains a directors’ and officers’ liability insurance policy on behalf of its directors and officers.
          Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Item 7. Exemption from Registration Claimed
          Not applicable.
Item 8. Exhibits

Exhibit
Number		Description
4.1	—	Amended and Restated Articles of Association of the Registrant, incorporated herein by reference to Exhibit 1.1 of the Registrant’s Annual Report on Form 20-F (File No. 000-50826) filed with the Commission on June 16, 2006.

4.2	—	Amended and Restated Memorandum of Association of the Registrant, incorporated herein by reference to exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-116172) filed with the Commission on June 4, 2004, as subsequently amended (the “Registration Statement on Form F-1”).

4.3	—	Specimen of Share Certificate representing the ordinary shares (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form F-1).

4.4	—	KongZhong Corporation 2006 Equity Incentive Plan.

5.1	—	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, on the validity of the securities being registered.

23.1	—	Consent of Deloitte Touche Tohmatsu.

23.2	—	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on signature page).
Item 9. Undertakings
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For purposes of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(5)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on February 9, 2007.

KongZhong Corporation
By:	/s/ Yunfan Zhou
Name:	Yunfan Zhou
Title:	Chief Executive Officer and Chairman of the Board of Directors

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yunfan Zhou and Hanhui (Sam) Sun, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on February 9, 2007 by the following persons in the capacities indicated:

Name	Title

/s/ Yunfan Zhou	Chief Executive Officer and Chairman of the Board of Directors
Yunfan Zhou

/s/ Nick Yang	President and Executive Officer Director
Nick Yang

/s/ Hanhui (Sam) Sun	Chief Financial Officer
Hanhui (Sam) Sun

Name	Title

/s/ Yang Yang	Controller
Yang Yang

/s/ Charlie Y. Shi	Independent Director
Charlie Y. Shi

/s/ Hui (Tom) Zhang	Independent Director
Hui (Tom) Zhang

/s/ Hope Ni	Independent Director
Hope Ni

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
          Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of KongZhong Corporation, has signed this Registration Statement on February 9, 2007.

Authorized U.S. Representative
By:	/s/ Gregory F. Lavelle
Name:	Gregory F. Lavelle
Title:	Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit
Number		Description
4.1	—	Amended and Restated Articles of Association of the Registrant, incorporated herein by reference to Exhibit 1.1 of the Registrant’s Annual Report on Form 20-F (File No. 000-50826) filed with the Commission on June 16, 2006.

4.2	—	Amended and Restated Memorandum of Association of the Registrant, incorporated herein by reference to exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-116172) filed with the Commission on June 4, 2004, as subsequently amended (the “Registration Statement on Form F-1”).

4.3	—	Specimen of Share Certificate representing the ordinary shares (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form F-1).

4.4	—	KongZhong Corporation 2006 Equity Incentive Plan.

5.1	—	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, on the validity of the securities being registered.

23.1	—	Consent of Deloitte Touche Tohmatsu.

23.3	—	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on signature page).